EXHIBIT 21.1

SUBSIDIARIES OF K2 INC.

	Percentage of Voting Securities Owned or Subject to Voting Control By
	Company	Other
Shakespeare Conductive Fibers, LLC, a Delaware limited liability company	100%
Shakespeare Company, LLC, a Delaware limited liability company	100%
Subsidiaries of Shakespeare Company, LLC:
Shakespeare (Hong Kong) Ltd., a Hong Kong corporation		100%
Pacific Rim Metallic Products Ltd., a Hong Kong corporation		100%
Shakespeare Industries, Inc., a Delaware corporation		100%
Shakespeare Hengelsport, B.V., a Dutch corporation		100%
Shakespeare (Australia) Pty. Ltd., an Australian corporation		100%
K2 Ski Sport und Mode GmbH, a German corporation		100%
Shakespeare Monofilament U.K. Ltd., a British corporation	* %	99%
Shakespeare International Ltd., a British corporation	* %	99%
Subsidiaries of Shakespeare International Ltd.:
Shakespeare Company (UK) Ltd., a British corporation		100%
Shakespeare Monofilament U.K. Ltd., a British corporation		* %
K2 Worldwide Company, a Cayman Island corporation	100%
K2 Bike, Inc., a Delaware corporation	100%
Sitca Corporation, a Washington corporation	100%
Subsidiaries of Sitca Corporation:
K-2 Corporation, an Indiana corporation		100%
Subsidiaries of K-2 Corporation:
Planet Earth Skateboards, Inc., a California corporation		100%
K-2 International, Inc., an Indiana corporation		100%
K2 Japan Corporation, a Japanese corporation		100%
Madshus A.S., a Norwegian corporation		100%
Katin, Inc., a Delaware corporation		100%
Morrow Snowboards, Inc., a Delaware corporation		100%
SMCA, Inc., a Minnesota corporation	100%
Subsidiary of SMCA, Inc.:
Stearns Inc., a Minnesota corporation		100%
Ride, Inc., a Washington corporation	100%
Subsidiaries of Ride, Inc.:
Ride Snowboard Company, a Washington corporation		100%
Ride Manufacturing, Inc., a California corporation		100%
K2 Corporation of Canada, a Canadian corporation		100%
SMP Clothing, Inc., a Washington corporation		100%
Smiley Hats, Inc., a Nevada corporation		100%
Carve, Inc., a Washington corporation		100%
Preston Binding Company, a Washington corporation		100%
K2 Funding, Inc., a Delaware corporation	100%
K2 Finance Company, LLC, a Delaware limited liability company		100%
K2 Receivables Corporation, a Delaware corporation	100%
Hilton Corporate Casuals, LLC, a Delaware limited liability company	100%
Rawlings Sporting Goods Company, a Delaware corporation	100%
Subsidiaries of Rawlings Sporting Goods Company:
Rawlings Canada, a Canadian corporation		100%
Rawlings Costa Rica, a Costa Rican corporation		100%
Worth, LLC, a Delaware limited liability company	100%
Subsidiaries of Worth, LLC:
Worth Bat Company, Inc., a Tennessee corporation		100%
Worth Accessories, Inc., a Tennessee corporation		100%
J. de Beer & Son, Inc., a Tennessee corporation		100%
K2 Eyewear, LLC, a Delaware limited liability company	100%
K2 Snowshoes, Inc., a Delaware corporation	100%
Brass Eagle, Inc., a Delaware corporation	100%
Subsidiaries of Brass Eagle, Inc.:
JT USA LLC, a Delaware limited liability company		100%
Subsidiaries of JT USA LLC:
JT Protective Gear LLC, a Delaware limited liability company		100%
Brass Eagle Mississippi LLC, a Delaware limited liability company		100%
Brass Eagle Challenge Park Inc., a Delaware corporation		100%
Subsidiaries of Brass Eagle Challenge Park Inc.:
Challenge Park Xtreme LLC, an Arkansas limited liability company		87%
Subsidiaries of Challenge Park Xtreme LLC:
Challenge Park Entertainment Services LLC, a Delaware limited liability company		100%

*	Less than 1%.